Exhibit 99
FPL Group, Inc. Corporate Communications Dept. Media Line: (305) 552-3888 April 24, 2003

FOR IMMEDIATE RELEASE

FPL Group reports 2003 first quarter earnings

JUNO BEACH, Fla. (April 24, 2003) - FPL Group, Inc. (NYSE: FPL) today reported 2003 first quarter net income on a GAAP basis of $175 million, or 99 cents per share, compared with a net loss of $56 million, or 33 cents per share, in the first quarter of 2002. FPL Group's net income for the first quarter 2003 included a net unrealized gain of $3 million after-tax associated with the mark-to-market effect of non-managed hedges. The results for last year's first quarter included an after-tax impairment charge on goodwill of $222 million or $1.31 per share due to the adoption of a new accounting standard (FAS 142), a net unrealized mark-to-market gain of $1 million after-tax associated with the mark-to-market effect of non-managed hedges, and a favorable settlement with the Internal Revenue Service of $30 million or 18 cents per share in the Corporate & Other category.

Excluding these items, FPL Group's earnings were $172 million, or 97 cents per share for the first quarter of 2003, compared with $135 million, or 80 cents per share, in the first quarter of 2002. Management views results expressed in this fashion as an important indicator of overall operational performance for the period.
"FPL Group continues to execute on its strategy and produce strong results. Our earnings performance was driven both by Florida Power & Light Company and by FPL Energy," said Lew Hay, chairman and chief executive officer of FPL Group. "FPL benefited from strong customer and usage growth and favorable weather, while FPL Energy's growth came primarily from Seabrook Station and new wind projects."

Florida Power & Light
First quarter net income for Florida Power & Light, FPL Group's principal subsidiary, was $135 million or 76 cents per share, up from $118 million or 69 cents per share from the prior year quarter. FPL added 93,000 customer accounts, an increase of 2.3 percent over 2002. Retail usage per customer was up 6.9 percent, driven in part by cold weather in January and warm weather in March.

"FPL's financial and operational performance in the quarter was excellent, continuing to support why I believe the company is one of the top utilities in the industry," said Hay. "In January we experienced unusually cold weather and recorded an all-time peak of 20,190 megawatts, while in March we experienced one of the warmest months on record and a severe tornado in South Florida. I am proud that our employees and facilities were up to the challenge brought on by these extreme conditions."

Despite a 7 percent reduction to base rates put into place last April, FPL exceeded its revenue target in the quarter due to continued customer growth and increased usage per customer.

FPL Energy

FPL Energy, the unregulated wholesale generation subsidiary of FPL Group, reported first quarter net income on a GAAP basis of $44 million or 25 cents per share including a net unrealized gain of $3 million after-tax associated with the mark-to-market effect of non-managed hedges.

This compares to a net loss of $198 million or a negative $1.17 per share in the prior year quarter. The results for last year's first quarter included a loss of $222 million after-tax or $1.31 per share for an impairment charge related to a goodwill accounting standard change recorded at FPL Energy and a net unrealized mark-to-market gain of $1 million after-tax associated with the mark-to-market effect of non-managed hedges.

Excluding the mark-to-market effect of non-managed hedges and the goodwill accounting change, earnings were $41 million or 23 cents per share compared to $23 million or 13 cents per share in 2002.

New projects were the key driver in FPL Energy's growth. In November 2002, FPL Group acquired an 88.2 percent interest in the 1,161-megawatt Seabrook Station. In addition, 324 megawatts of new wind projects contributed to first quarter growth.

Positive results were somewhat offset by drought conditions impacting its hydro electric facilities in Maine, continued difficult market conditions and a few operational issues. The company also experienced higher interest expenses due to its expanded asset base, somewhat offset by lower general and administrative costs.

"Seabrook Station has improved our portfolio diversity and strengthened our competitive position in the Northeast," Hay said. "From both an operational and earnings perspective it has more than met our expectations. We will continue to focus on improving operating performance at all of our facilities, profitably growing our wind portfolio and completing construction of several natural gas-fired power plant projects."

Earlier this week FPL Energy announced additional wind projects in North Dakota, Oklahoma and Pennsylvania representing nearly 160 megawatts. To date, the company has announced wind projects representing nearly 600 megawatts that will be added to its portfolio by year-end. The company said that with the projects currently underway or in advanced stages of development it now expects to add a total of 700 to 1,000 megawatts of new wind generation to its portfolio by the end of 2003.

Corporate and Other

Corporate and Other negatively impacted net income by $4 million or 2 cents per share. FPL FiberNet, an FPL Group subsidiary that provides fiber-optic networks and related services in Florida, contributed net income of $5 million compared to $500,000 in the prior year quarter. The company said it expects FPL FiberNet to be at or near break even in 2003 and anticipates higher corporate expenses resulting in a drag to earnings of 20 to 30 cents per share for the full year.

Outlook for 2003

The company also reconfirmed its earnings guidance for 2003 of $4.80 to $5.00 per share excluding the mark-to-market effect of non-managed hedges, which cannot be determined at this time. "We continue to see strong customer and usage growth at Florida Power & Light and expect earnings of $725 million to $735 million, assuming normal weather." said Hay.

"We also are very pleased with the performance of FPL Energy in the first quarter. With more than 90 percent of expected gross margin already under contract, we remain comfortable with our earnings expectation of $165 million to $190 million excluding the mark-to-market effect of non-managed hedges. FPL Energy will benefit from the full-year impact of Seabrook and more than 300 megawatts of new wind generation added in 2002," Hay added.

###

Profile

FPL Group, with annual revenues of more than $8 billion, is nationally known as a high-quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in 24 states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light Company, serves more than 4 million customer accounts in Florida. FPL Energy, LLC, an FPL Group energy-generating subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.fplgroup.com, www.fpl.com and www.fplenergy.com.

CAUTIONARY STATEMENTS AND RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group and FPL are hereby filing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this press release, in SEC filings, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, estimated, projection, target, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

•

FPL Group and FPL are subject to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, and the Public Utility Holding Company Act of 1935, as amended, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission (FPSC) and the utility commissions of other states in which FPL Group has operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs). The FPSC has the authority to disallow recovery of costs that it considers excessive or imprudently incurred.

•	The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.
•

FPL Group and FPL are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, natural resources and health and safety that could, among other things, restrict or limit the use of certain fuels required for the production of electricity. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

•

FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation of the production and sale of electricity. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

•

The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected levels of output or efficiency. This could result in lost revenues and/or increased expenses. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power. In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including additional regulatory actions up to and including shut down of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators. Breakdown or failure of an FPL Energy operating facility may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

•

FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts and/or the write-off of their investment in the project or improvement.

•

FPL Group and FPL use derivative instruments, such as swaps, options, futures and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities. FPL Group could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform. In addition, FPL's use of such instruments could be subject to prudency challenges by the FPSC and if found imprudent, cost disallowance.

•

There are other risks associated with FPL Group's nonregulated businesses, particularly FPL Energy. In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the price and supply of fuel, transmission constraints, competition from new sources of generation, excess generation capacity and demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy. FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair its future financial results. In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results. In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable FPL Energy's ability to sell and deliver its wholesale power may be limited.

•

FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry. In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

•

FPL Group and FPL rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group and FPL to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase interest costs.

•

FPL Group's and FPL's results of operations can be affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities. In addition, severe weather can be destructive, causing outages and/or property damage, which could require additional costs to be incurred.

•

FPL Group and FPL are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims; as well as the effect of new, or changes in, tax rates or policies, rates of inflation or accounting standards.

•

FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

•	FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national events as well as company-specific events.
•

FPL Group and FPL are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees or work stoppage.

The issues and associated risks and uncertainties described above are not the only ones FPL Group and FPL may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with these additional issues could impair FPL Group's and FPL's businesses in the future.

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Three Months Ended March 31,

	2003	2002

Operating Revenues	$2,173	$1,771

Operating Expenses
Fuel, purchased power and interchange	1,021	732
Other operations and maintenance	393	346
Depreciation and amortization	259	264
Taxes other than income taxes	192	173

Total operating expenses	1,865	1,515

Operating Income	308	256

Other Income (Deductions)
Interest charges	(77)	(80)
Preferred stock dividends - FPL	(4)	(4)
Equity in earnings of equity method investees	34	9
Other - net	(8)	4

Total other income (deductions) - net	(55)	(71)

Income From Operations Before Income Taxes	253	185

Income Taxes	78	19

Income Before Cumulative Effect of a Change in Accounting Principle	175	166

Cumulative Effect of Adopting FAS 142, "Goodwill and Other Intangible
Assets," Net of Income Taxes of $143	-	(222)

Net Income (Loss)	$175	$(56)

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$175	$(56)

Adjustments:
Accounting change (goodwill impairment) - FPL Energy	-	222
Gain on settlement of IRS litigation - Corporate and Other	-	(30)
Net unrealized mark-to-market gains associated with non-managed
hedges, primarily FPL Energy	(3)	(1)

Earnings excluding after-tax effect of certain items	$172	$135

Earnings Per Share (assuming dilution)	$0.99	$(0.33)

Earnings Per Share excluding certain items	$0.97	$0.80

Weighted-average shares outstanding (assuming dilution)	177	169

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Twelve Months Ended March 31,

	2003	2002

Operating Revenues	$8,713	$8,195

Operating Expenses
Fuel, purchased power and interchange	4,001	3,701
Other operations and maintenance	1,540	1,361
Restructuring and impairment charges	207	-
Depreciation and amortization	948	1,007
Taxes other than income taxes	736	714

Total operating expenses	7,432	6,783

Operating Income	1,281	1,412

Other Income (Deductions)
Interest charges	(308)	(319)
Preferred stock dividends - FPL	(15)	(15)
Reserve for leveraged leases	(48)	-
Equity in earnings of equity method investees	100	90
Other - net	(3)	11

Total other income (deductions) - net	(274)	(233)

Income From Operations Before Income Taxes	1,007	1,179

Income Taxes	303	342

Income Before Cumulative Effect of a Change in Accounting Principle	704	837

Cumulative Effect of Adopting FAS 142, "Goodwill and Other Intangible
Assets," Net of Income Taxes of $143	-	(222)

Net Income	$704	$615

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$704	$615

Adjustments:
Charges due to restructuring of FPL Energy	73	-
Accounting change (goodwill impairment) - FPL Energy	-	222
Charges due to restructuring of FPL FiberNet - Corporate and Other	64	-
Reserve for leveraged leases - Corporate and Other	30	-
Gain on settlement of IRS litigation - Corporate and Other	-	(30)
Net unrealized mark-to-market gains associated with non-managed
hedges, primarily FPL Energy	(3)	(9)

Earnings excluding after-tax effect of certain items	$868	$798

Earnings Per Share (assuming dilution)	$4.02	$3.64

Earnings Per Share excluding certain items	$4.96	$4.72

Weighted-average shares outstanding (assuming dilution)	175	169

FPL Group, Inc. Earnings Per Share Summary (assuming dilution)

	Three Months Ended March 31,

	2003	2002

Florida Power & Light Company	$0.76	$0.69
FPL Energy, LLC	0.25	(1.17)
Corporate and Other	(0.02)	0.15

Earnings Per Share	$0.99	$(0.33)

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$0.99	$(0.33)

Adjustments:
Accounting change (goodwill impairment) - FPL Energy	-	1.31
Gain on settlement of IRS litigation - Corporate and Other	-	(0.18)
Net unrealized mark-to-market gains associated with non-managed
hedges, primarily FPL Energy	(0.02)	-

Earnings Per Share excluding certain items	$0.97	$0.80

	Twelve Months Ended March 31,

	2003	2002

Florida Power & Light Company	$4.20	$4.14
FPL Energy, LLC	0.42	(0.62)
Corporate and Other	(0.60)	0.12

Earnings Per Share	$4.02	3.64

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$4.02	$3.64

Adjustments:
Charges due to restructuring of FPL Energy	0.42	-
Accounting change (goodwill impairment) - FPL Energy	-	1.31
Charges due to restructuring of FPL FiberNet - Corporate and Other	0.37	-
Reserve for leveraged leases - Corporate and Other	0.17	-
Gain on settlement of IRS litigation - Corporate and Other	-	(0.18)
Net unrealized mark-to-market gains associated with non-managed
hedges, primarily FPL Energy	(0.02)	(0.05)

Earnings Per Share excluding certain items	$4.96	$4.72